UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2015

GROWBLOX SCIENCES, INC.

____________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street #110A Las Vegas, Nevada 89118
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	Phone: (844) 843-2569

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

Effective as of September 30, 2014, Growblox Sciences, Inc. (the “Company”) sold units of securities through a private placement at a price of $0.50 per unit.  Each unit consisted of one share of common stock, one A warrant, expiring in three years, with an exercise price of $1.00 per share, and one B warrant, expiring in five years, with an exercise price of $2.00 per share.  As a result of such offering, the Company issued an aggregate of 9,937,720 shares of common stock, 11,437,720 A warrants and 11,437,720 B warrants, inclusive of warrants issued to the placement agent and its affiliates.  Such securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 of Regulation D under the Securities Act, as amended.  Pursuant to the Company’s registration statement on Form S-1 which became effective February 12, 2015, the common stock included in the units and the shares of common stock issuable under both the A warrants and B warrants were registered for resale.

In order to encourage the exercise of the Company’s B warrants, on February 12, 2015, the board of directors of the Company passed a resolution to temporarily reduce, until April 30, 2015, the exercise price of such warrants from $2.00 per share to $0.20 per share, and the holders of the B warrants were notified of such temporary exercise price reduction.   As at April 29, 2015, B warrants to purchase 1,970,000 shares of company common stock were exercised at $0.20 per share, resulting in net proceeds of $394,000 to the Company.  On April 30, 2015, the Company’s board of directors extended to 5:00 PDT on May 15, 2015 the temporary voluntary reduction of the exercise price of the B Warrants to $0.20 per share and notified the holders of the B Warrants .

On April 22, 2015, Cesar Cordero-Kruger purchased from the Company, for $592,200 or $0.21 per share, an aggregate of 2,820,000 shares of common stock of the Company.  Such common stock was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 of Regulation D under the Securities Act, as amended.  The Company has agreed to register such common stock for resale under the Securities Act pursuant to a registration rights agreement.

On April 27, 2015, Lazarus Investment Partners LLLP and Lazarus Israel Investment Opportunities Fund, LLLP sold back to the Company for $0.01 each, warrants to purchase 3,000,000 and 1,000,000 shares, respectively.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Report:

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement with Cesar Cordero-Kruger.
10.2	Form of notice to holders of B Warrants of exercise price reduction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2015	GROWBLOX SCIENCES, INC.

By: /s/ Cathryn Kennedy
     Cathryn Kennedy
     Chief Financial  Officer